Exhibit 5.1

511 Union Street, Suite 2700	615.244.6380	main
P.O. Box 198966	615.244.6804	fax
Nashville, TN 37219-8966	wallerlaw.com

March 6, 2014

Acadia Healthcare Company, Inc.

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors set forth on Exhibit A hereto (collectively, the “Guarantors” and together with the Company, the “Registrants”) in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of the Company’s Registration Statement on Form S-4, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $150,000,000 in aggregate principal amount of 6.125% Senior Notes due 2021 (the “Exchange Notes”) and the accompanying guarantees (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for $150,000,000 in aggregate principal amount of 6.125% Senior Notes due 2021 (the “Outstanding Notes”) and the guarantees of the Outstanding Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Company in accordance with the terms of the Indenture, dated as of March 12, 2013 (as amended and supplemented from time to time, the “Indenture”), among the Company, the Guarantors, and U.S. Bank National Association, as trustee (the “Trustee”).

We have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indenture, the form of the Exchange Notes filed as an exhibit to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors.

Acadia Healthcare Company, Inc.

March 6, 2014

We have also assumed for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We have also assumed that:

(i) the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the SEC describing the Exchange Notes offered thereby to the extent required by law;

(iii) the Outstanding Notes have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

(iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

(v) the Registrants will have obtained any legally required consents, approvals, authorizations and other orders of the SEC and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

In this opinion letter: (i) Abilene Behavioral Health, LLC, Abilene Holding Company, LLC, Acadia Management Company, LLC, Acadia Merger Sub, LLC, Acadiana Addiction Center, LLC, Austin Behavioral Hospital, LLC, BCA of Detroit, LLC, Behavioral Centers of America, LLC, Cascade Behavioral Hospital, LLC, Commodore Acquisition Sub, LLC, Crossroads Regional Hospital, LLC, Greenleaf Center, LLC, HEP BCA Holdings Corp., Hermitage Behavioral, LLC, HMIH Cedar Crest, LLC, Linden BCA Blocker Corp., Northeast Behavioral Health, LLC, PHC MeadowWood, LLC, Piney Ridge Treatment Center, LLC, Psychiatric Resource Partners, LLC, Red River Holding Company, LLC, Red River Hospital, LLC, RiverWoods Behavioral Health, LLC, SBOF-BCA Holdings Corporation, Seven Hills Hospital, Inc., Sonora Behavioral Health Hospital, LLC, TK Behavioral, LLC, TK Behavioral Holding Company, LLC, Valley Behavioral Health System, LLC, Vermilion Hospital, LLC, Village Behavioral Health, LLC and Vista

Acadia Healthcare Company, Inc.

March 6, 2014

Behavioral Hospital, LLC are collectively referred to as the “Delaware Registrants,” (ii) Southwestern Children’s Health Services, Inc. is referred to as the “Arizona Registrant,” (iii) Ascent Acquisition Corporation, Ascent Acquisition Corporation-CYPDC, Ascent Acquisition Corporation-PSC, Habilitation Center, Inc. and Millcreek School of Arkansas, Inc. are collectively referred to as the “Arkansas Registrants,” (iv) Ten Broeck Tampa, LLC and The Refuge, A Healing Place, LLC are collectively referred to as the “Florida Registrants,” (v) Lakeland Hospital Acquisition, LLC is referred to as the “Georgia Registrant,” (vi) Options Treatment Center Acquisition Corporation, Resolute Acquisition Corporation and RTC Resource Acquisition Corporation are collectively referred to as the “Indiana Registrants,” (vii) Detroit Behavioral Institute, Inc., PHC of Michigan, Inc., PHC of Nevada, Inc., PHC of Utah, Inc., PHC of Virginia, LLC and Wellplace, Inc. are collectively referred to as the “Massachusetts Registrants,” (viii) Millcreek Schools, LLC and Rehabilitation Centers, LLC are collectively referred to as the “Mississippi Registrants,” (ix) Kids Behavioral Health of Montana, Inc. is referred to as the “Montana Registrant,” (x) Youth and Family Centered Services of New Mexico, Inc. is referred to as the “New Mexico Registrant,” (xi) Generations Behavioral Health—Geneva, LLC, Ohio Hospital for Psychiatry, LLC, Shaker Clinic, LLC and Ten Lakes Center, LLC are collectively referred to as the “Ohio Registrants,” (xii) Rolling Hills Hospital, LLC is referred to as the “Oklahoma Registrant,” (xiii) Southwood Psychiatric Hospital, LLC is referred to as the “Pennsylvania Registrant,” (xiv) Rebound Behavioral Health, LLC is referred to as the “South Carolina Registrant,” (xv) Delta Medical Services, LLC and DMC—Memphis, LLC are collectively referred to as the “Tennessee Registrants” and (xvi) Riverview Behavioral Health, LLC and Texarkana Behavioral Associates, L.C. are collectively referred to as the “Texas Registrants.”

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. When the Exchange Notes have been duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2. When the Guarantees have been duly executed on behalf of the Guarantors and when the Exchange Notes are duly authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Acadia Healthcare Company, Inc.

March 6, 2014

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Revised Limited Liability Company Act of the State of Tennessee. For purposes of our opinion that the Guarantees will be valid and binding obligations of the Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the opinions of (i) Lewis and Roca LLP with respect to the Arizona Registrant and the New Mexico Registrant, (ii) Dover Dixon Horne PLLC, with respect to the Arkansas Registrants, (iii) Carlton Fields, P.A., with respect to the Florida Registrants, (iv) Sanders & Ranck, P.C., with respect to the Georgia Registrant, (v) Frost Brown Todd LLC, with respect to the Indiana Registrants, (vi) Goulston & Storrs PC, with respect to the Massachusetts Registrants, (vii) Adams and Reese LLP, with respect to the Mississippi Registrants, (xiii) Karell Dyre Haney PLLP, with respect to the Montana Registrant, (ix) Ice Miller LLP, with respect to the Ohio Registrants, (x) McAfee & Taft, PC, with respect to the Oklahoma Registrant, (xi) Pepper Hamilton LLP, with respect to the Pennsylvania Registrants, (xii) Nelson Mullins Riley & Scarborough, LLP, with respect to the South Carolina Registrants, and (xiii) McGuire Craddock & Strother, PC, with respect to the Texas Registrants, that such Registrants have the requisite corporate or limited liability company power, respectively, to perform their obligations under the Indenture and the applicable Guarantees, and that the issuance of such Guarantees has been duly authorized and that such Guarantees do not conflict with, or require consents under, the laws of the Registrants’ respective states of organization. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

All opinions expressed are as of the date hereof except where expressly stated otherwise. We assume no obligation to reuse or supplement this opinion or advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP

Exhibit A

Guarantors

Abilene Behavioral Health, LLC

Abilene Holding Company, LLC

Acadia Management Company, LLC

Acadia Merger Sub, LLC

Acadiana Addiction Center, LLC

Ascent Acquisition Corporation

Ascent Acquisition Corporation—CYPDC

Ascent Acquisition Corporation—PSC

Austin Behavioral Hospital, LLC

BCA of Detroit, LLC

Behavioral Centers of America, LLC

Cascade Behavioral Hospital, LLC

Commodore Acquisition Sub, LLC

Crossroads Regional Hospital, LLC

Delta Medical Services, LLC

DMC—Memphis, LLC

Detroit Behavioral Institute, Inc.

Generations Behavioral Health—Geneva, LLC

Greenleaf Center, LLC

Habilitation Center, Inc.

HEP BCA Holdings Corp.

Hermitage Behavioral, LLC

HMIH Cedar Crest, LLC

Kids Behavioral Health of Montana, Inc.

Lakeland Hospital Acquisition, LLC

Linden BCA Blocker Corp.

Millcreek Schools, LLC

Millcreek School of Arkansas, Inc.

Northeast Behavioral Health, LLC

Ohio Hospital for Psychiatry, LLC

Options Treatment Center Acquisition Corporation

PHC Meadowwood, LLC

PHC of Michigan, Inc.

PHC of Nevada, Inc.

PHC of Utah, Inc.

PHC of Virginia, LLC

Piney Ridge Treatment Center, LLC

Psychiatric Resource Partners, LLC

Rebound Behavioral Health, LLC

Red River Holding Company, LLC

Red River Hospital, LLC

Rehabilitation Centers, LLC

Resolute Acquisition Corporation

Riverview Behavioral Health, LLC

RiverWoods Behavioral Health, LLC

Rolling Hills Hospital, LLC

RTC Resource Acquisition Corporation

SBOF-BCA Holdings Corporation

Seven Hills Hospital, Inc.

Shaker Clinic, LLC

Sonora Behavioral Health Hospital, LLC

Southwestern Children’s Health Services, Inc.

Southwood Psychiatric Hospital, LLC

Ten Broeck Tampa, LLC

Ten Lakes Center, LLC

Texarkana Behavioral Associates, L.C.

The Refuge, A Healing Place, LLC

TK Behavioral Holding Company, LLC

TK Behavioral, LLC

Valley Behavioral Health System, LLC

Vermilion Hospital, LLC

Village Behavioral Health, LLC

Vista Behavioral Hospital, LLC

Wellplace, Inc.

Youth and Family Centered Services of New Mexico, Inc.